UNITED STATES
SECURITIES ANDEXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2009

EDD HELMS GROUP, INC (Formerly Hotelecopy, Inc.)
(Exact name of registrant as specified in its charter)

Florida	0-17978	59-2605868
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

17850 N.E. 5th AVENUE, MIAMI, FLORIDA	33162
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	305/653-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))

Item 8.01 Other Events. Litigation.

An Arbitration Award finding Edd Helms Group Inc. as the prevailing party was received in the matter of Edd Helms Electric v Siemens Building Technologies, 11th Judicial Circuit Court in Miami-Dade County, Florida, Case No. 04-8784. The Arbitration Award finds the Company is entitled to recover as damages the principal amount of $729,744 together with prejudgment interest of $347,841 for a total judgment of $1,077,585.00.

Siemens was found to be in material breach of its contract with the Company. The counterclaim filed by Siemens against the Company and its surety, XL Specialty Insurance was denied in its entirety. The Company, as the prevailing party has 30 days to submit its claim. Siemens has 30 days from the submission of the claim to respond. Further hearings may be held to determine fees and cost.

Portions of the Award and prior rulings of the Circuit Court, upon which the Award may have been based, are subject to appeal. Both Parties have sought modification of the Award, which requests are now fully briefed and ripe for determination by the Arbitrator. The Company is uncertain as to when a final resolution will be received or the ultimate amount of the Award determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDD HELMS GROUP, INC.
(Formerly Hotelecopy, Inc.)

Date: 05/26/2009	By: /s/ L. Wade Helms
Name: L. Wade Helms
	Title:	Executive Vice President